SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2004

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Item 7. Financial Statements And Exhibits.

Exhibit No.	Description
99.1	Press release dated May 5, 2004

Item 9 and 12. Regulation FD; Results Of Operations And Financial Condition.

     In accordance with General Instructions B.2. and B.6 of Form 8-K, the following information and the exhibit referenced therein is being furnished under Item 9 and Item 12 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     On May 5, 2004, Natural Resource Partners L.P. (the “Partnership”) announced via press release its earnings and operating results for the first quarter of 2004. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

	By:	NRP (GP) LP its General Partner

	By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan Wyatt L. Hogan Vice President and General Counsel
Dated: May 5, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 5, 2004